Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 14, 2021, with respect to the consolidated financial statements of SeatGeek, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

December 14, 2021